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                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                           EXCEL OF TENNESSEE, L.P.

                                   ARTICLE I
                                     NAME

     The name of the limited partnership is "Excel of Tennessee, L.P."

                                  ARTICLE II
             PARTNERSHIP'S REGISTERED OFFICE AND REGISTERED AGENT

     The address of the limited partnership's registered office in Tennessee is 2220 Helton Drive, Lawrenceburg, Tennessee 38464, in Lawrence County. The name of the limited partnership's registered agent at such registerd office is Joel Mow.

                                  ARTICLE III
                               PRINCIPAL OFFICE

     The address of the limited partnership's principal office is 2220 Helton Drive, Lawrenceburg, Tennessee 38464.

                                   ARTICLE IV
                                GENERAL PARTNER

     The name and business address of the sole general partner of the limited partnership are as follows:

               Name                                        Address
               ----                                        -------

     Excel Industries of Michigan, Inc.           27335 West Eleven Mile Road
                                                  Southfield, Michigan 48034


                                            Excel Industries of Michigan, Inc.
                                            General Partner

                                            By: /s/ Joseph A. Robinson
                                                --------------------
                                                Joseph A. Robinson
                                                Treasurer